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                                                                     EXHIBIT 2.1


                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

     This Amendment No. 1 ("Amendment No. 1") to the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 6, 1999 by and among Kirtland Capital Partners III L.P., an Ohio limited partnership ("Parent"), ISN Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of Parent ("MergerCo"), and Instron Corporation, a Massachusetts corporation (the "Company"), is made as of August 5, 1999 by and among Parent, MergerCo and the Company. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

                                    RECITALS

     WHEREAS, the parties desire to amend the Merger Agreement in certain respects, subject to the terms, conditions, covenants and agreements set forth herein; and

     WHEREAS, the respective Boards of Directors of MergerCo and the Company have approved this Amendment No. 1 in accordance with Section 9.3 of the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Section 1.3 of the Merger Agreement is hereby amended and restated in its entirety as follows:

          "CLOSING. The closing of the Merger (the "CLOSING") shall occur as promptly as practicable after all of the conditions set forth in
          Article VIII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, and, subject to the foregoing, shall take place at such time and on a date to be specified by MergerCo (the "CLOSING DATE"); PROVIDED, HOWEVER, that, assuming the prior satisfaction or, if permissible, waiver, of all of the conditions set forth in Article VIII, in no event shall the Closing occur later than September 30, 1999. The Closing shall take place at the offices of Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, Ohio 44114, unless another place is agreed to by the parties hereto."

     2. Section 8.2(a) of the Merger Agreement is hereby amended and restated in its


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entirety as follows:

          "REPRESENTATIONS AND WARRANTIES. Those representations and warranties of the Company set forth in this Agreement which are qualified by materiality or a Company Material Adverse Effect or words of similar effect shall be true and correct as of the date of this Agreement and as of August 24, 1999 as though made on and as of August 24, 1999 (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), and those representations and warranties of the Company set forth in this Agreement which are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of August 24, 1999 as though made on and as of August 24, 1999 (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date). Notwithstanding the foregoing, the representations and warranties of the Company set forth in Section 5.3 shall be true and correct on the date of this Agreement and as of August 24, 1999 as though made on and as of August 24, 1999 (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date)."

     3. Section 8.2(l) of the Merger Agreement is hereby amended and restated in its entirety as follows:

          "OFFICER'S CERTIFICATES. The Company shall have furnished MergerCo with a certificate dated as of August 24, 1999 signed on its behalf by an executive officer to the effect that the conditions set forth in
          Section 8.2(a) and Section 8.2(e) have been satisfied (a "SECTION 8.2 CERTIFICATE"). The Company also shall have furnished MergerCo with a certificate dated as of the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 8.1 and 8.2, other than those set forth in Section 8.2(a), have been satisfied."

     4. Section 9.2 of the Merger Agreement is hereby amended by adding the following subsection (e):

          "(e) Parent shall pay the Company an amount in cash equal to $2,000,000 if (A) there shall have occurred subsequent to August 24, 1999 any material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a


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          whole or any event or other circumstance which would, individually or in the aggregate, reasonably be expected to result in any such material adverse change (a "Material Adverse Change"), (B) this Agreement is terminated by the parties in accordance with Section 9.1(a) or by one of the parties in accordance with Section 9.1(b)(iii), (C) all of the conditions set forth in Section 8.1 and 8.2, other than those set forth in Section 8.2(e) and Section 8.2(f), have been satisfied, or, if permissible, waived by the party entitled to the benefit thereof, and (D) the Company shall have furnished to MergerCo the Section 8.2 Certificate."

     5. Section 9.2 of the Merger Agreement is hereby amended by adding the following subsection (f):

          "(f) Parent shall pay the Company an amount in cash equal to $1,000,000 if (A) Parent shall have delivered to the Company a Parent Financing Notice subsequent to August 24, 1999, (B) this Agreement is terminated either (x) by the parties in accordance with Section 9.1(a) or by one of the parties in accordance with Section 9.1(b)(iii), (y) by the Company in accordance with Section 9.1(c)(iii) or (z) by MergerCo in accordance with Section 9.1(d)(iii), and (C) all of the conditions set forth in Section 8.1 and 8.2, other than those set forth in Section 8.2(e) and Section 8.2(f), have been satisfied, or, if permissible, waived by the party entitled to the benefit thereof."

     6. Section 9.2 of the Merger Agreement is hereby amended by adding the following subsection (g):

          "(g) Any payments to be made by Parent under Sections 9.2(e) and 9.2(f) hereof shall be payable by Parent to the Company by wire transfer of immediately available funds within three (3) business days after the date of termination to an account designated by the Company. If Parent shall become obligated to make more than one of the payments under Section 9.2(e) and Section 9.2(f), Parent shall pay to the Company the amount set forth in Section 9.2(f), but only if Parent shall have delivered to the Company a Parent Financing Notice prior to the occurrence of a Material Adverse Change; otherwise, Parent shall pay to the Company the amount set forth in Section 9.2(e)."

     7. Parent and MergerCo each hereby waives any claim it has or may have against the Company resulting from or with respect to (i) the originally scheduled date of August 20, 1999 of the Special Meeting and the mailing by the Company of the Proxy Statement to its stockholders on July 23, 1999, or any actions taken by the Company in connection therewith,


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or (ii) the agreement by the parties herein contained to reschedule the Special
Meeting to September 3, 1999 and to extend the anticipated Closing Date to not later than September 30, 1999.

     8. The Company hereby waives any claim it has or may have against Parent or MergerCo resulting from or with respect to (i) the originally scheduled date of August 20, 1999 of the Special Meeting and the mailing by the Company of the Proxy Statement to its stockholders on July 23, 1999, or any actions taken by Parent and MergerCo in connection therewith, or (ii) the agreement by the parties herein contained to reschedule the Special Meeting to September 3, 1999 and to extend the anticipated Closing Date to not later than September 30, 1999.

     9. Parent and MergerCo acknowledge and agree that, from and after delivery by the Company to MergerCo of the Section 8.2 Certificate, the condition to MergerCo's obligation to effect the Merger set forth in Section 8.2(a) of the Merger Agreement shall be deemed to be satisfied and MergerCo shall no longer have any right to terminate the Merger Agreement under Section 9.1(d)(i) thereof for breaches by the Company of any of the representations or warranties made by the Company therein.

     10. Section 9.1(d)(i) of the Merger Agreement is hereby amended and restated in its entirety as follows:

          "if, prior to the delivery by the Company to MergerCo of the Section
          8.2 Certificate, the Company shall have breached in any respect any of its representations, warranties or covenants contained in this Agreement, which breach cannot be or has not been cured within fifteen
          (15) days after the giving of written notice to the Company except, in any case, for breaches of such representations and warranties which are not reasonably likely to result in a Company Material Adverse Effect;"

     11. Section 9.1(d) of the Merger Agreement is hereby amended by adding the following subsection (iv):

          "if, subsequent to the delivery by the Company to MergerCo of the
          Section 8.2 Certificate, the Company shall have breached in any respect any of its covenants contained in this Agreement, which breach cannot be or has not been cured within fifteen (15) days after the giving of written notice to the Company;"

     12. MergerCo and Parent each hereby expressly acknowledges and agrees that as of the date hereof there has not occurred any material disruption or material adverse change in the banking, financial or capital markets generally or in the market for senior credit facilities or


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for new issuances of high yield securities which has caused either of the
Lenders to withdraw its commitment to provide financing as contemplated by the Financing Letters.

     13. Pursuant to Section 7.1(a)(i) of the Merger Agreement, Parent and the Company hereby agree that the date of the Special Meeting shall be rescheduled to September 3, 1999, and that the Company shall mail supplemental proxy materials to its stockholders concerning such rescheduled Special Meeting date substantially in the form attached hereto as EXHIBIT A. The Company shall give MergerCo and its counsel the opportunity to review such supplemental proxy materials prior to their being filed with the SEC.

     14. Except as expressly provided herein, the Merger Agreement shall remain in full force and effect.


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     IN WITNESS WHEREOF, Parent, MergerCo and the Company have caused this
Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           KIRTLAND CAPITAL PARTNERS III L.P.

                                           By:   Kirtland Partners Ltd.,
                                                 its General Partner


                                           By: /s/ Raymond A. Lancaster
                                               --------------------------------
                                              Name: Raymond A. Lancaster
                                              Title: Executive Vice President

                                           ISN ACQUISITION CORPORATION


                                           By: /s/ Raymond A. Lancaster
                                               --------------------------------
                                               Name: Raymond A. Lancaster
                                               Title: President


                                           By: /s/ Thomas N. Littman
                                               --------------------------------
                                               Name: Thomas N. Littman
                                               Title: Treasurer

                                           INSTRON CORPORATION


                                           By: /s/ James M. McConnell
                                               --------------------------------
                                               Name: James M. McConnell
                                               Title: President


                                           By: /s/ John R. Barrett
                                               --------------------------------
                                               Name: John R. Barrett
                                               Title: Treasurer


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